UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 25, 2024
Brixmor Property Group Inc.
Brixmor Operating Partnership LP
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36160	45-2433192
Delaware	333-256637-01	80-0831163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
450 Lexington Avenue
New York, New York 10017
(Address of Principal Executive Offices, and Zip Code)
(212) 869-3000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Brixmor Property Group Inc. Yes ☐ No ☑              Brixmor Operating Partnership LP Yes ☐ No ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Brixmor Property Group Inc. ☐                     Brixmor Operating Partnership LP ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 30, 2024, Brixmor Property Group Inc. (the “Company”) and Steven T. Gallagher, who currently serves as the Company’s Senior Vice President, Chief Accounting Officer, and interim Chief Financial Officer and Treasurer, entered into a letter agreement that sets forth certain compensatory arrangements that would apply in the event Mr. Gallagher is terminated by the Company other than for Cause (as defined in the letter agreement) prior to October 31, 2025, including the payment of severance (upon his execution of the Company’s standard release and separation agreement) equal to (i) 1.5 times his then current base salary plus (ii) 1.5 times his then current annual bonus at target amount. The foregoing summary of the letter agreement is qualified in its entirety by the copy of the letter agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 5.07    Submission of Matters to a Vote of Security Holders
On April 25, 2024, the Company held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders voted on the matters disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 14, 2024 (the “Proxy Statement”). The final voting results for the matters submitted to a vote of stockholders were as follows:

Item 1 - Election of Directors

At the Annual Meeting, the Company’s stockholders elected the eight persons listed below as directors to serve until the Company’s 2025 annual meeting of stockholders or until their respective successors are duly elected and qualified:

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
James M. Taylor Jr.	275,007,102	280,298	125,471	4,903,331
Sheryl M. Crosland	273,313,889	1,970,527	128,453	4,903,333
Michael Berman	268,700,032	6,582,706	130,130	4,903,334
Julie Bowerman	274,537,032	747,969	127,867	4,903,334
Thomas W. Dickson	274,970,083	312,105	130,684	4,903,330
Daniel B. Hurwitz	274,974,876	307,340	130,654	4,903,332
Sandra A. J. Lawrence	271,995,980	3,289,552	127,338	4,903,332
William D. Rahm	271,242,573	4,039,807	130,488	4,903,334
John Peter Suarez	275,198,917	82,017	131,940	4,903,328

Item 2 - Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
278,684,114	1,506,524	125,564	0

Item 3 - Non-Binding Vote on Executive Compensation

The Company’s stockholders approved, on a non-binding advisory basis, a resolution to approve the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
265,815,844	9,398,010	199,015	4,903,333

Item 7.01    Regulation FD Disclosure
The Company’s Board of Directors declared a quarterly cash dividend of $0.2725 per common share (equivalent to $1.09 per annum) for the second quarter of 2024. The dividend is payable on July 15, 2024 to stockholders of record on July 2, 2024, representing an ex-dividend date of July 2, 2024.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01    Financial Statements and Exhibits
(d)     The following exhibits are attached to this Current Report on Form 8-K

10.1	Letter Agreement, dated April 30, 2024, by and between Brixmor Property Group Inc. and Steven T. Gallagher

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: April 30, 2024	BRIXMOR PROPERTY GROUP INC.

	By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary

BRIXMOR OPERATING PARTNERSHIP LP

	By:	Brixmor OP GP LLC, its general partner

	By:	BPG Subsidiary LLC, its sole member

	By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary